EXHIBIT 99.1

Edesa Biotech Announces One-for-Seven Reverse Share Split

TORONTO, ON / ACCESSWIRE / October 10, 2023 / Edesa Biotech, Inc. (Nasdaq:EDSA) (“Edesa” or the “Company”), a clinical-stage biopharmaceutical company focused on inflammatory and immune-related diseases, today is announcing that it intends to effect a one-for-seven reverse share split of its common shares. The Company’s common shares will continue to be traded on The Nasdaq Capital Market under the symbol “EDSA” and will begin trading on a post-reverse split basis when the market opens on Wednesday, October 11, 2023, under a new CUSIP number, 27966L306.

As a result of the reverse share split, every seven shares of Edesa common shares will be combined into one common share. The reverse share split, known as a share consolidation under applicable British Columbia law, does not affect any shareholder's ownership percentage of the Company's common shares or proportional voting power, except to the extent that the share consolidation would result in any fractional shares. No fractional shares will be issued, and any fraction will be rounded to the nearest whole share in accordance with the Business Corporations Act (British Columbia).

Information for Shareholders

Shareholders owning pre-split shares via a broker, bank or other nominee will have their positions automatically adjusted to reflect the share consolidation, subject to such broker's particular processes, and will not be required to take any action in connection with the share consolidation. Similarly, registered shareholders holding shares electronically in book-entry form do not need to take any action. Edesa’s transfer agent, Computershare Investor Services Inc., will instruct any shareholders with paper certificates on the exchange process. Proportionate adjustments will be made to the exercise prices of the Company's outstanding share options and warrants and to the number of shares issued and issuable under the Company's existing incentive compensation plan. Registered shareholders may direct questions to Computershare by telephone at 1-800-564-6253 or by email at corporateactions@computershare.com.

About Edesa Biotech, Inc.

Edesa Biotech, Inc. (Nasdaq: EDSA) is a clinical-stage biopharmaceutical company developing innovative ways to treat inflammatory and immune-related diseases. The Company’s most advanced drug candidate is EB05 (paridiprubart), a monoclonal antibody developed for acute and chronic disease indications that involve dysregulated innate immune responses. Edesa is currently evaluating EB05 in a Phase 3 study as a potential treatment for Acute Respiratory Distress Syndrome (ARDS), a life-threatening form of respiratory failure. In addition, Edesa is developing an sPLA2 inhibitor, EB01 (daniluromer), as a topical treatment for chronic Allergic Contact Dermatitis (ACD), a common occupational skin condition. The Company has also received regulatory approval to conduct a Phase 2 trial its EB06 monoclonal antibody as a treatment for vitiligo, a life-altering autoimmune disease that causes skin to lose its color in patches. Edesa is also planning to file an investigational new drug application for a future Phase 2 study of paridiprubart for systemic sclerosis (scleroderma), an autoimmune rheumatic disorder that causes fibrosis, (scarring/hardening) of skin and internal organs such as the lungs, heart and kidneys. Sign up for news alerts. Connect with us on Twitter and LinkedIn.

Edesa Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "will," "would," "could," "should," "might," "potential," or "continue" and variations or similar expressions. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance. There can be no assurance that forward-looking statements will prove to be accurate, as all such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results or future events to differ materially from the forward-looking statements. Such risks include: Edesa's ability to effect the one-for-seven reverse share split and the administrative mechanics related thereto; the ability of Edesa to obtain regulatory approval for or successfully commercialize any of its product candidates, the risk that access to sufficient capital to fund Edesa's operations may not be available or may be available on terms that are not commercially favorable to Edesa, the risk that Edesa's product candidates may not be effective against the diseases tested in its clinical trials, the risk that Edesa fails to comply with the terms of license agreements with third parties and as a result loses the right to use key intellectual property in its business, Edesa's ability to protect its intellectual property, the timing and success of submission, acceptance and approval of regulatory filings, and the impacts of public health crises, such as Covid-19. Many of these factors that will determine actual results are beyond the Company's ability to control or predict. For a discussion of further risks and uncertainties related to Edesa's business, please refer to Edesa's public company reports filed with the U.S. Securities and Exchange Commission and the British Columbia Securities Commission. All forward-looking statements are made as of the date hereof and are subject to change. Except as required by law, Edesa assumes no obligation to update such statements.

Contact

Gary Koppenjan

Edesa Biotech, Inc.

(289) 800-9600

investors@edesabiotech.com